UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

LEGACY LIFEPOINT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

LifePoint Health, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Introduction

As previously disclosed, on July 22, 2018, LifePoint Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RegionalCare Hospital Partners Holdings, Inc. (D/B/A RCCH HealthCare Partners), a Delaware corporation (“Parent”), and Legend Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on November 16, 2018 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent (the “Surviving Company”). Parent is owned by certain funds managed by Apollo Management VIII, L.P. (the “Apollo Funds”), which is an affiliate of Apollo Global Management, LLC. At the effective time of the Merger (the “Effective Time”), the Surviving Company changed its name from “LifePoint Health, Inc.” to “Legacy LifePoint Health, Inc.” and, immediately following the Effective Time, Parent changed its name to “LifePoint Health, Inc.”

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction to this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, each share of the Company’s common stock (“Common Shares”) outstanding immediately prior to the Effective Time (other than Common Shares held (i) directly by Parent, (ii) by the Company as treasury stock or (iii) by any subsidiary of either the Company or Parent (such shares collectively, the “Excluded Shares”)) ceased to be outstanding and was converted into the right to receive $65.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, (i) each of the Company’s stock options was fully vested and canceled and converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (x) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such stock option and (y) the number of Common Shares subject to such option (and any option having an exercise price greater than or equal to the Merger Consideration was canceled at the Effective Time for no consideration or payment), (ii) each of the Company’s restricted stock units was fully vested and canceled and converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (x) the Merger Consideration and (y) the number of Common Shares subject to such restricted stock unit and (iii) each of the Company’s performance restricted stock units was fully vested and canceled and converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (x) the Merger Consideration and (y) (1) in the case of unvested performance restricted stock units, the number of Common Shares subject to such performance restricted stock unit as set forth in the applicable award agreement or (2) in the case of vested performance restricted stock units, the number of Common Shares subject to such performance restricted stock unit based on the actual level of achievement of performance goals in accordance with the terms of the applicable award agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2018 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introduction to, and under Item 2.01 of, this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the Surviving Company notified the Nasdaq Global Select Market (“Nasdaq”) on November 16, 2018 that a certificate of merger was filed with the Secretary of State of the State of Delaware and that, at the Effective Time, each Common Share (other than the Excluded Shares) was converted into the right to receive the Merger Consideration. The Surviving Company requested that Nasdaq delist the Common Shares and, as a result, trading of the Common Shares, which traded under the ticker symbol “LPNT” on Nasdaq, was suspended prior to the opening of Nasdaq on November 16, 2018. On November 16, 2018, Nasdaq

filed a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Common Shares from Nasdaq and the deregistration of the Common Shares under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Surviving Company intends to file with the SEC a Form 15 requesting the suspension of reporting obligations with respect to the Common Shares under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in the Introduction to, and under Item 2.01 and Item 3.01 of, this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Common Shares outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the rights to receive the Merger Consideration for such shares).

Item 5.01. Changes in Control of Registrant

The information set forth in the Introduction to, and under Item 2.01 of, this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred and the Surviving Company became a subsidiary of Parent. The total amount of funds used to consummate the Merger (including the funds required to pay to the Company’s stockholders and the holders of other equity-based interests the amounts due to them under the Merger Agreement), to repay or redeem certain debt of the Company and Parent and to pay related fees and expenses was approximately $6 billion, which was funded through equity financing from the Apollo Funds and certain other passive co-investors investing through a co-investment vehicle controlled by an affiliate of Apollo Global Management, LLC, debt financing commitments and cash on hand of the Surviving Company and Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introduction to, and under Item 2.01 of, this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, upon the occurrence of the Effective Time and as a result of the Merger, each of the directors of the Company as of immediately prior to the Effective Time (William F. Carpenter III, Kermit R. Crawford, Richard H. Evans, Michael P. Haley, Marguerite W. Kondracke, John E. Maupin Jr., Jana R. Schreuder and Reed V. Tuckson) ceased to be directors of the Company. Also pursuant to the Merger Agreement, upon the occurrence of the Effective Time and as a result of the Merger, each of the directors of Merger Sub as of immediately prior to the Effective Time (David M. Dill and Jennifer C. Peters) became the directors of the Surviving Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in the Introduction to, and under Item 2.01 of, this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, (i) the certificate of incorporation of the Surviving Company was amended and restated in its entirety, including to change the name of the Surviving Company from “LifePoint Health, Inc.” to “Legacy LifePoint Health, Inc.” and (ii) the amended and restated by-laws of Merger Sub, as in effect immediately prior to the Effective Time, became the by-laws of the Surviving Company, in each case, except that, in the case of the by-laws and in accordance with the Merger Agreement, references to the name “Legend Merger Sub, Inc.” were replaced by references to “Legacy LifePoint Health, Inc.”

Immediately following the Effective Time, the certificate of incorporation and by-laws of the Surviving Company were further amended and restated in their entirety.

The full text of the certificate of incorporation, by-laws, amended and restated certificate of incorporation and amended and restated by-laws of the Surviving Company are attached hereto as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4, respectively, and each is incorporated herein by reference.

Item 8.01. Other Events

On November 16, 2018, the Surviving Company issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 22, 2018, by and among LifePoint Health, Inc., RegionalCare Hospital Partners Holdings, Inc. (D/B/A RCCH HealthCare Partners) and Legend Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to LifePoint’s Current Report on Form 8-K filed with the SEC on July 23, 2018).

3.1	Certificate of Incorporation of Legacy LifePoint Health, Inc.

3.2	By-laws of Legacy LifePoint Health, Inc.

3.3	Amended and Restated Certificate of Incorporation of Legacy LifePoint Health, Inc.

3.4	Amended and Restated By-Laws of Legacy LifePoint Health, Inc.

99.1	Press Release dated November 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY LIFEPOINT HEALTH, INC.

By:	/s/ Jennifer C. Peters
Name:	Jennifer C. Peters
Title:	Executive Vice President

Date: November 16, 2018